Exhibit 99.3
CYRUSONE INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

The following Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2017 and the nine months ended September 30, 2018 have been derived from the historical consolidated financial statements of CyrusOne Inc. (together with its subsidiaries, the “Company”) and Zenium Topco Limited, a Cayman Islands Company (“Zenium”), as adjusted to give effect to the acquisition of Zenium by a wholly owned subsidiary of CyrusOne Inc. and the incurrence of additional debt under CyrusOne LP’s credit facility (collectively, the “Transactions”) and are intended to reflect the impact of the Transactions on the Company on a pro forma basis for the year ended December 31, 2017 and the nine months ended September 30, 2018.
The Unaudited Pro Forma Condensed Combined Statements of Operations have been prepared by the Company as an acquisition of assets rather than a business in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 805-50. As an asset acquisition, the cost to acquire the group of assets is allocated to the individual assets acquired or liabilities assumed based on their relative fair values. The relative fair values of identifiable tangible and intangible assets acquired and liabilities assumed from the acquisition of Zenium are based on fair value using assumptions described in the Company’s Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2018, as filed with the United States Securities and Exchange Commission ("SEC") on October 31, 2018.
The acquisition of Zenium is an acquisition of real estate operations under Rule 3-14 of Regulation S-X. Pursuant to relief granted to the Company by the staff of the SEC’s Division of Corporation Finance, full financial statements of Zenium, including the notes thereto, have been included as Exhibits 99.1 and 99.2 to this Current Report Form 8-K in lieu of Rule 3-14 abbreviated financial statements.
The following Unaudited Pro Forma Condensed Combined Statements of Operations are based on, and should be read in conjunction with:

•	The accompanying notes to the Unaudited Pro Forma Condensed Combined Statements of Operations;

•
The historical audited consolidated financial statements of the Company and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on February 22, 2018;

•
The historical unaudited condensed consolidated interim financial statements of the Company and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in its Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2018, as filed with the SEC on October 31, 2018;

•
The historical audited consolidated statement of financial position of Zenium as of December 31, 2017 and the consolidated statements of comprehensive income, changes in equity and cash flows for the year ended December 31, 2017 (included as Exhibit 99.1 to this Current Report Form 8-K);

•
The interim unaudited condensed consolidated statement of financial position of Zenium as at June 30, 2018 and the interim unaudited condensed consolidated statements of comprehensive income, changes in equity and cash flows for the six months ended June 30, 2018 (included as Exhibit 99.2 to this Current Report Form 8-K);

The Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2018 combines the Company’s historical results for the nine months ended September 30, 2018 with Zenium’s unaudited condensed consolidated Statement of Operations for the six months ended June 30, 2018 and the results of Zenium’s operations for the period from July 1, 2018 through August 24, 2018, the acquisition date. The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2017 combines the Company’s historical results for the year ended December 31, 2017 with Zenium’s historical results for the year ended December 31, 2017. The Unaudited Pro Forma Condensed Combined Statements of Operations give effect to the Transactions as if they had been consummated on January 1, 2017.
The Unaudited Pro Forma Condensed Combined Statements of Operations have been prepared to reflect adjustments to the Company’s historical consolidated financial information that are (i) directly attributable to the Transactions, (ii) factually supportable and (iii) expected to have a continuing impact on the combined results.
The Unaudited Pro Forma Condensed Combined Statements of Operations are presented for informational purposes only and are not necessarily indicative of the operating results or financial position that actually would have been achieved if the Transactions had occurred on the dates indicated or that may be achieved in future periods. The Unaudited Pro Forma Condensed Combined Statements of Operations also do not reflect any cost savings, operating synergies or revenue enhancements that the Company may achieve with respect to combining the companies or costs to integrate the assets or the impact of any non-recurring activity and any one-time transaction related costs. Synergies and integration costs have been excluded from consideration because they do not meet the criteria for unaudited pro forma adjustments.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018
Historical

(in millions, except per share amounts)	CyrusOne Inc.	Zenium Year to Date Period Ended August 24, 2018 (as reclassified) - (see Note 3)	Pro Forma Adjustments	Note Reference	Pro Forma Combined Company
Revenue:
Lease and other revenues from customers	$525.2	$22.3	$(2.0)	4(a), 4(b)	$545.5
Metered power reimbursements	74.9	4.5	—		79.4
Revenue	600.1	26.8	(2.0)		624.9
Operating expenses:
Property operating expenses	214.4	18.1	(1.8)	4(b)	230.7
Sales and marketing	14.0	0.3	(0.1)	4(c)	14.2
General and administrative	57.2	11.7	—		68.9
Depreciation and amortization	236.2	5.1	23.4	4(d)	264.7
Transaction and acquisition integration costs	3.4	6.3	(6.3)	4(e)	3.4
Total operating expenses	525.2	41.5	15.2		581.9
Operating income (loss)	74.9	(14.7)	(17.2)		43.0
Interest expense	(69.4)	(5.9)	(9.4)	4(f), 4(g)	(84.7)
Unrealized gain on marketable equity investment	106.6	—	—		106.6
Loss on extinguishment of debt	(3.1)	—	—		(3.1)
Net income (loss) from continuing operations before income taxes	109.0	(20.6)	(26.6)		61.8
Income tax (expense) benefit	(2.0)	—	2.8	4(h)	0.8
Net income (loss) from continuing operations	107.0	(20.6)	(23.8)		62.6
Weighted average shares of common stock outstanding - basic	97.8				97.8
Weighted average shares of common stock outstanding - diluted	98.4				98.4
Net income per share - basic	$1.09				$0.64
Net income per share - diluted	$1.08				$0.64

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2017
Historical

(in millions, except per share amounts)	CyrusOne Inc.	Zenium (as reclassified) - (see Note 3)	Pro Forma Adjustments	Note Reference	Pro Forma Combined Company
Revenue:
Base revenue and other	$602.4	$17.9	$0.2	4(a)	$620.5
Metered power reimbursements	69.6	3.9	—		73.5
Revenue	672.0	21.8	0.2		694.0
Operating expenses:
Property operating expenses	235.1	13.7	—		248.8
Sales and marketing	17.0	0.4	—		17.4
General and administrative	67.0	1.2	—		68.2
Depreciation and amortization	258.9	5.9	35.0	4(d)	299.8
Transaction, acquisition, integration and other related expenses	11.9	9.4	(9.4)	4(e)	11.9
Asset impairments	58.0	—	—		58.0
Total operating expenses	647.9	30.6	25.6		704.1
Operating income (loss)	24.1	(8.8)	(25.4)		(10.1)
Interest expense	(68.1)	(4.4)	(10.3)	4(f), 4(g)	(82.8)
Loss on early extinguishment of debt	(36.5)	—	—		(36.5)
Net loss from continuing operations before income taxes	(80.5)	(13.2)	(35.7)		(129.4)
Income tax (expense) benefit	(3.0)	0.1	2.9	4(h)	—
Net loss from continuing operations	(83.5)	(13.1)	(32.8)		(129.4)
Basic weighted average common shares outstanding	88.9				88.9
Diluted weighted average common shares outstanding	88.9				88.9
Loss per share - basic and diluted	$(0.95)				$(1.47)

CYRUSONE INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

1.	Description of Transaction
On August 24, 2018, CyrusOne Inc. completed its acquisition of Zenium and certain other affiliated entities, pursuant to a Sale and Purchase Agreement, dated December 21, 2017 (as amended from time to time, the “Sale and Purchase Agreement) by and among the Company, CyrusOne Dutch Holdings B.V. (“Purchaser”), a Dutch limited liability company and a wholly owned subsidiary of the Company, CyrusOne LP, a Maryland limited partnership and wholly owned subsidiary of the Company, Zenium, ZTL Seller Rep, LLC, a Delaware limited liability company, Quantum Strategic Partners Ltd. (“Quantum”), a Cayman Islands company, and certain other sellers (together with Quantum, the “Sellers”). As consideration for the acquisition of Zenium, the Purchaser paid aggregate cash consideration of $461.8 million, net of approximately $12.7 million of cash acquired, and assumed outside indebtedness of approximately $86.3 million. The Company financed the acquisition with proceeds from its $300.0 million delayed draw term loan and $174.5 million revolver borrowings under its existing credit facility.

2.	Basis of Presentation
The Unaudited Pro Forma Condensed Combined Statements of Operations should be read in conjunction with the Company’s audited and unaudited consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2018 and the audited and unaudited consolidated financial statements of Zenium included as exhibits to the Current Report on Form 8-K, filed on October 31, 2018.
The Unaudited Pro Forma Condensed Combined Statements of Operations has been prepared by the Company as an acquisition of assets rather than a business in accordance with FASB ASC Subtopic 805-50. As an asset acquisition, the cost to acquire the group of assets is allocated to the individual assets acquired or liabilities assumed based on their relative fair values. The relative fair values of identifiable tangible and intangible assets acquired and liabilities assumed from the Transaction are based on a preliminary estimate of fair value using assumptions described in the Company’s Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2018, as filed with the SEC on October 31, 2018.
The Unaudited Pro Forma Condensed Combined Statements of Operations included herein have been prepared pursuant to the rules and regulations of the SEC. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.
The Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2018 were derived from CyrusOne Inc.’s unaudited consolidated Statement of Operations for the nine months ended September 30, 2018, and from Zenium’s unaudited condensed consolidated Statement of Operations for the six months ended June 30, 2018 and the results of Zenium’s operations for the period from July 1, 2018 through August 24, 2018. The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2017 was derived from CyrusOne Inc.’s audited consolidated Statement of Operations for the year ended December 31, 2017, and from Zenium’s audited consolidated Statement of Operations for the year ended December 31, 2017.

3.	Reclassifications of Historical Zenium
Financial information presented in the “Zenium” columns in the Unaudited Pro Forma Condensed Combined Statement of Operations represents the historical Statement of Operations of Zenium for the year ended December 31, 2017 and the sum of the historical Statement of Comprehensive Income of Zenium for the year to date period ended August 24, 2018. Such financial information has been reclassified or classified to conform to the historical presentation in the Company’s consolidated Statement of Operations as set forth below. While Zenium has prepared its financial statements in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board, no reclasses or proforma adjustments were required in order to present the financial statements in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). Unless otherwise indicated, defined line items included in the footnotes have the meanings given to them in the historical financial statements of Zenium.

Reclassification of the Unaudited Pro Forma Condensed Combined Statement of Operations for the year to date period ended August 24, 2018:

		Zenium (IFRS)
(in millions of USD)	Six Months Ended June 30, 2018	Period from July 1, 2018 to August 24, 2018	Year to Date Period Ended August 24, 2018	Reclassifications	#	Zenium (US GAAP as reclassified)
Revenue	18.5	8.3	26.8	(26.8)	(1)	—
Lease and other revenue from customers	—	—	—	22.3	(1)	22.3
Metered power reimbursements	—	—	—	4.5	(1)	4.5
Cost of sales	11.9	6.2	18.1	(18.1)	(2)	—
Property operating expenses	—	—	—	18.1	(2)	18.1
Sales and marketing	—	—	—	0.3	(4)	0.3
General and administrative	—	—	—	11.7	(3)	11.7
Other administrative expenses	3.5	0.6	4.1	(4.1)	(3), (4)	—
Employee benefits expenses	2.0	0.7	2.7	(2.7)	(3)	—
Depreciation of property, plant and equipment	3.0	0.9	3.9	(3.9)	(5)	—
Amortisation of intangible assets	0.5	0.7	1.2	(1.2)	(5)	—
Depreciation and amortization	—	—	—	5.1	(5)	5.1
Exceptional items	4.4	1.9	6.3	(6.3)	(6)	—
Foreign exchange losses	0.2	—	0.2	(0.2)	(3)	—
Transaction, acquisition, integration and other related expenses	—	—	—	6.3	(6)	6.3
Finance costs	(3.1)	(2.8)	(5.9)	5.9	(7)	—
Interest Expense	—	—	—	(5.9)	(7)	(5.9)
Foreign exchange on intra-group borrowings	(4.6)	(0.4)	(5.0)	5.0	(3)	—

(1)	Represents reclassification from “Revenue” of $26.8 million to “Lease and other revenue from customers” of $22.3 million and “Metered power reimbursements” of $4.5 million.

(2)	Represents reclassification of “Cost of sales” of $18.1 million to “Property operating expenses.”

(3)
Represents reclassification of “Other administrative expenses” of $3.8 million, reclassification of “Employee benefits expense” of $2.7 million, reclassification of “Foreign exchange losses” of $0.2 million and reclassification of “Foreign exchange on intra-group borrowings” of $5.0 million to “General and administrative.”

(4)	Represents reclassification of “Other administrative expense” of $0.3 million to “Sales and marketing.”

(5)	Represents reclassification of “Depreciation of property, plant and equipment” of $3.9 million and “Amortisation of intangible assets” of $1.2 million to “Depreciation and amortization.”

(6)	Represents reclassification of “Exceptional items” of $6.3 million to “Transaction, acquisition, integration and other related expenses.”

(7)	Represents reclassification of “Finance costs” of $5.9 million to “Interest expense.”

Reclassification of the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2017:

				Zenium
(in millions of USD)	Zenium (IFRS)	Reclassifications	#	(US GAAP as reclassified)
Revenue	21.8	(21.8)	(1)	—
Base revenue and other	—	17.9	(1)	17.9
Metered power reimbursements	—	3.9	(1)	3.9
Cost of sales	13.7	(13.7)	(2)	—
Property operating expenses	—	13.7	(2)	13.7
Sales and marketing	—	0.4	(4)	0.4
General and administrative	—	1.2	(3)	1.2
Other administrative expenses	4.6	(4.6)	(3), (4)	—
Employee benefits expenses	5.7	(5.7)	(3)	—
Depreciation of property, plant and equipment	5.0	(5.0)	(5)	—
Amortisation of intangible assets	0.9	(0.9)	(5)	—
Depreciation and amortization	—	5.9	(5)	5.9
Exceptional items	9.4	(9.4)	(6)	—
Foreign exchange losses	0.2	(0.2)	(3)	—
Transaction, acquisition, integration and other related expenses	—	9.4	(6)	9.4
Finance income	0.1	(0.1)	(7)	—
Finance costs	(4.5)	4.5	(7)	—
Interest Expense	—	(4.4)	(7)	(4.4)
Foreign exchange on Group borrowings	8.9	(8.9)	(3)	—
Income tax (expense) benefit	0.1	—		0.1

(1)	Represents reclassification from “Revenue” of $21.8 million to “Base revenue and other” of 17.9 million and “Metered power reimbursements” of $3.9 million.

(2)	Represents reclassification of “Cost of sales” of $13.7 million to “Property operating expenses.”

(3)
Represents reclassification of “Other administrative expenses” of $4.2 million, reclassification of “Employee benefits expense” of $5.7 million, reclassification of “Foreign exchange losses” of $0.2 and reclassification of “Foreign exchange on Group borrowings” of $8.9 million to “General and administrative.”

(4)	Represents reclassification of “Other administrative expense” of $0.4 million to “Sales and marketing.”

(5)
Represents reclassification of “Depreciation of property, plant and equipment” of $5.0 million and reclassification of “Amortisation of intangible assets” of $0.9 million to “Depreciation and amortization.”

(6)	Represents reclassification of “Exceptional items” of $9.4 million to “Transaction, acquisition, integration and other related expenses.”

(7)	Represents reclassification of “Finance costs” of $4.5 million and reclassification of “Finance income” of $0.1 million to “Interest expense.”

4. Unaudited Pro Forma Condensed Combined Statements of Operations Adjustments
The Unaudited Pro Forma Condensed Combined Statements of Operations reflect the effect of the following pro forma adjustments:

(a)
Certain Zenium contracts have rents that have fixed minimum increases each year; revenue under those contracts is recognized on a straight-line basis over the contract term. Upon application of asset acquisition accounting assuming the Transaction occurred on January 1, 2017, the amount of revenue recognized on a straight-line basis under these contracts would have been higher by $0.1 million for the nine months ended September 30, 2018 and $0.2 million for the year ended December 31, 2017.

(b)
Adjustment reflects the removal of revenues of $2.1 million and property operating expenses of $1.8 million for the nine months ended September 30, 2018, which were incurred as a result of a Costs Reimbursement Agreement between the Company and Zenium prior to the Transaction that would have been eliminated in consolidation if the transaction occurred on January 1, 2017.

(c)
Adjustment reflects the removal of broker commission expenses of $0.1 million for the nine months ended September 30, 2018 related to leases commencing prior the assumption of the Transaction occurring on January 1, 2017.

(d)
Adjustment reflects an increase to depreciation and amortization expense for the nine months ended September 30, 2018 and the year ended December 31, 2017 of i) $23.4 million and $35.0 million, respectively, related to the step up in basis in investment in real estate of $293.3 million, and to increased amortization expense for intangible assets of $62.8 million recognized upon the application of asset acquisition accounting.

(e)
Adjustment reflects the removal of direct, incremental transaction costs of $6.3 million and $9.4 million, which were incurred during the nine months ended September 30, 2018 and the year ended December 31, 2017, respectively. These costs are removed from the pro forma statement of operations as a non-recurring charge directly related to the transaction that was already reflected in the historical statement of operations of Zenium.

(f)
Adjustment reflects that, to consummate the Transaction, CyrusOne LP borrowed $300.0 million term loan under a delayed draw term loan, which bears interest at LIBOR plus 1.40% (estimated to be 2.12%) and $174.5 million under its revolving credit facility, which bears interest at LIBOR plus 1.45% (estimated to be 2.94%). This adjustment reflects the increase in interest expense associated with this additional debt of $10.1 million and $11.5 million, for the nine months ended September 30, 2018 and the year ended December 31, 2017. A hypothetical 0.125% increase or decrease in the expected weighted average interest rate under the senior unsecured credit facility would increase or decrease interest expense associated with the Transactions by $0.4 million and $0.6 million for the nine month period ended September 30, 2018 and the year ended December 31, 2017, respectively.

(g)
Adjustment reflects the removal of interest expense, including related debt issue costs, of $0.7 million and $1.2 million for the nine months ended September 30, 2018 and the year ended December 31, 2017, respectively, related to Zenium debt that was paid off in connection with the Transactions.

(h)
Adjustment reflects the income tax benefit of $2.8 million and $2.9 million for the nine months ended September 30, 2018 and the year ended December 31, 2017, respectively, related to the book-tax differences created by the remeasurement of fixed assets and intangible assets to fair value for book purposes. Such amounts were not remeasured for tax purposes and give rise to temporary differences that will unwind over the useful lives of the assets.